UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2010

Cole Credit Property Trust III, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-149290	26-1846406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 27, 2010, Cole MT Austin TX, LLC (the “Borrower”) entered into a mortgage loan agreement with Aviva Life and Annuity Company (“Aviva”), in the principal amount of $34.3 million (the “Aviva Loan”).  The Borrower is a Delaware single-member limited liability company, wholly-owned by Cole REIT III Operating Partnership, LP (“CCPT III OP”), the operating partnership of Cole Credit Property Trust III, Inc. (the “Company”). The Aviva Loan is collateralized by an approximately 342,000 square foot multi-tenant commercial property owned by the Borrower located in Austin, Texas.

The Aviva Loan bears interest at a fixed rate of 6.03% per annum and interest-only payments are due monthly for the first five years of the loan term.  Thereafter, principal and interest payments are due monthly with any remaining principal amounts due February 1, 2020.

The Aviva Loan may be prepaid in whole, but not in part, on any scheduled payment date upon 30-days prior written notice and the payment of a prepayment premium.  If the Aviva Loan is prepaid prior to February 1, 2018, the prepayment premium is equal to (a) the greater of (i) 1% of the outstanding loan balance or (ii) yield maintenance. If the Aviva Loan is prepaid after February 1, 2018 but prior to February 1, 2019, the prepayment premium is 2% of the outstanding loan balance and if the Aviva Loan is prepaid on or after February 1, 2019, the prepayment premium is 1% of the outstanding loan balance.  The Aviva Loan is non-recourse to the Borrower and CCPT III OP, but each is liable for customary non-recourse carve-outs.

Upon the occurrence of an event of default, interest on the Aviva Loans will accrue at an annual default interest rate equal to the lesser of 12% per annum or the highest rate permitted by the applicable law governing the Aviva Loan and any outstanding principal and interest would be payable on demand.

In connection with the Aviva Loan, the Company paid its advisor, Cole REIT Advisors III, LLC, a financing coordination fee equal to approximately $343,000.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 29, 2010	COLE CREDIT PROPERTY TRUST III, INC.
	By:	/s/ D. Kirk McAllaster, Jr.
	Name:	D. Kirk McAllaster, Jr.
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)